Exhibit 99.1

CONTACT:	READ IT ON THE WEB
Paul Goldberg Treasurer & Director of Investor Relations (212) 922-1640	www.dovercorporation.com October 24, 2006
DOVER REPORTS THIRD QUARTER 2006 RESULTS
New York, New York, October 24, 2006 — Dover Corporation (NYSE: DOV) announced that for the third quarter ended September 30, 2006, it had earnings from continuing operations of $156.3 million or $0.76 diluted earnings per share (“EPS”), compared to $123.0 million or $0.60 EPS from continuing operations in the prior-year period, representing increases of 27% and 26%, respectively. Revenue for the third quarter of 2006 was $1,651.9 million, an increase of 21% over the prior-year period. Earnings from continuing operations for the third quarter of 2006 included $0.02 EPS related to the expensing of stock options and stock appreciation rights.
Net earnings for the third quarter of 2006 were $167.5 million or $0.82 EPS, including earnings from discontinued operations of $11.2 million or $0.05 EPS, compared to net earnings of $122.7 million or $0.60 EPS for the same period of 2005, which included a loss from discontinued operations of $0.4 million and no EPS impact.
Earnings from continuing operations for the nine months ended September 30, 2006 increased 38% to $446.3 million, or $2.17 EPS, compared to the prior year, and included $0.06 EPS related to the expensing of stock options and stock appreciation rights. Net earnings were $443.3 million or $2.16 EPS, compared to $394.0 million or $1.93 EPS in the prior year.
Commenting on the third quarter results, Dover’s President and Chief Executive Officer, Ronald L. Hoffman, stated: “Dover continues to post very positive comparative results with a 27% earnings increase on a 21% increase in sales for the third quarter. We also had a positive book to bill in the quarter. These results reflect continued strong performances at a number of Dover’s key platforms, particularly the Oil and Gas, Electronic Components, Product Identification, Mobile Equipment and Process Equipment Groups. We continue to generate strong, double-digit organic growth and have also realized a significant positive impact from our recent acquisitions. Quarterly free cash flow of $240 million was 15% of quarterly sales and 154% of quarterly net earnings. Our robust cash generation reflects Dover’s focus on working capital improvements in our operating companies. This is driven by the Dover metrics and the Performance Counts initiatives and validates our rebalanced portfolio of higher margin operating companies. We are also excited about the addition of Paladin Brands to the Dover family. Paladin serves a broad array of construction, demolition, utility and forestry customers with an extensive line of specialty attachments and tools sold primarily through a diverse distribution network.
Looking ahead, Dover enters the fourth quarter with record backlogs and demand remains strong in the Oil and Gas, Electronic Components, Product Identification and Process Equipment Groups. However, light construction and automotive markets continue to decline and semiconductor markets remain soft. Overall, we anticipate a solid fourth quarter, well ahead of prior year results, but moderating somewhat from the third quarter of 2006 given the effects of acquisition accounting costs at Paladin and Markem as well as the normal impact of the holiday season.”
Dover will host a Webcast of its third quarter 2006 conference call at 9:00 AM Eastern Time on Wednesday October 25, 2006. The Webcast can be accessed at the Dover Corporation website at www.dovercorporation.com. The conference call will also be made available for replay on the website and additional information on Dover’s third quarter 2006 results and its operating companies can also be found on the Company website and in the Company’s Form 10-Q filed after this release.
Dover Corporation makes information available to the public, orally and in writing, which may use words like “anticipates,” “expects,” “believes,” “indicates,” “suggests,” “will,” “plans” and “should,” which are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements concerning future events and the performance of Dover Corporation that involve inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, failure to achieve expected synergies, the impact of continued events in the Middle East on the worldwide economy, economic conditions, increases in the cost of raw materials, changes in customer demand, increased competition in the markets served by Dover Corporation’s operating companies, the impact of natural disasters, such as hurricanes, and their effect on global energy markets and other risks. Dover Corporation refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained in this press release. Dover Corporation undertakes no obligation to update any forward-looking statement.
TABLES FOLLOW

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited) (in thousands, except per share figures)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue	$1,651,927	$1,364,597	$4,813,554	$3,922,771
Cost of goods and services	1,070,569	882,538	3,067,317	2,540,453

Gross profit	581,358	482,059	1,746,237	1,382,318
Selling and administrative expenses	355,264	301,005	1,059,130	900,364

Operating earnings	226,094	181,054	687,107	481,954

Interest expense, net	17,186	16,250	57,932	47,606
Other expense (income), net	2,609	(957)	9,583	(9,398)

Total interest/other expense, net	19,795	15,293	67,515	38,208

Earnings before provision for income taxes and discontinued operations	206,299	165,761	619,592	443,746
Provision for income taxes	49,991	42,719	173,276	119,622

Earnings from continuing operations	156,308	123,042	446,316	324,124

Earnings (loss) from discontinued operations, net	11,217	(362)	(3,054)	69,891

Net earnings	$167,525	$122,680	$443,262	$394,015

Basic earnings (loss) per common share:
Earnings from continuing operations	$0.77	$0.61	$2.19	$1.60
Earnings (loss) from discontinued operations	0.06	—	(0.01)	0.34
Net earnings	0.82	0.61	2.18	1.94

Weighted average shares outstanding	203,682	202,572	203,629	203,057

Diluted earnings (loss) per common share:
Earnings from continuing operations	$0.76	$0.60	$2.17	$1.59
Earnings (loss) from discontinued operations	0.05	—	(0.01)	0.34
Net earnings	0.82	0.60	2.16	1.93

Weighted average shares outstanding	205,313	203,918	205,294	204,236

Dividends paid per common share	$0.19	$0.17	$0.53	$0.49

The following table is a reconciliation of the share amounts used in computing earnings per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Weighted average shares outstanding — Basic	203,682	202,572	203,629	203,057
Dilutive effect of assumed exercise of employee stock options	1,631	1,346	1,665	1,179

Weighted average shares outstanding — Diluted	205,313	203,918	205,294	204,236

Anti-dilutive shares excluded from diluted EPS computation	1,837	3,755	2,252	4,537

DOVER CORPORATION
MARKET SEGMENT INFORMATION
(unaudited)(in thousands)

	2005						2006
				Q3		Q4				Q3
	Q1	Q2	Q3	YTD	Q4	YTD	Q1	Q2	Q3	YTD

REVENUE
Diversified	$185,058	$196,969	$185,050	$567,077	$182,006	$749,083	$199,864	$208,148	$196,360	$604,372
Electronics	116,980	121,700	112,781	351,461	194,582	546,043	199,495	222,751	225,469	647,715
Industries	193,955	210,450	206,274	610,679	207,267	817,946	208,571	215,338	221,387	645,296
Resources	356,307	377,135	390,249	1,123,691	395,247	1,518,938	425,162	435,341	463,853	1,324,356
Systems	155,871	177,735	197,076	530,682	174,695	705,377	181,285	234,124	217,543	632,952
Technologies	219,084	252,005	275,612	746,701	287,151	1,033,852	294,941	343,367	330,768	969,076
Intramarket eliminations	(2,400)	(2,675)	(2,445)	(7,520)	(3,352)	(10,872)	(3,088)	(3,672)	(3,453)	(10,213)

Total consolidated revenue	$1,224,855	$1,333,319	$1,364,597	$3,922,771	$1,437,596	$5,360,367	$1,506,230	$1,655,397	$1,651,927	$4,813,554

NET EARNINGS
Segment Earnings:
Diversified	$20,424	$22,975	$23,121	$66,520	$20,770	$87,290	$22,676	$23,037	$23,061	$68,774
Electronics	9,227	12,259	5,208	26,694	20,194	46,888	20,754	29,862	31,618	82,234
Industries	21,918	24,418	28,180	74,516	29,764	104,280	27,328	30,208	31,389	88,925
Resources	62,747	65,545	65,077	193,369	67,302	260,671	82,797	80,919	76,641	240,357
Systems	22,037	26,910	29,221	78,168	21,920	100,088	26,971	38,341	24,920	90,232
Technologies	17,591	33,284	44,591	95,466	39,264	134,730	47,712	60,684	52,257	160,653

Total segments	153,944	185,391	195,398	534,733	199,214	733,947	228,238	263,051	239,886	731,175
Corporate expense/other	(15,197)	(14,797)	(13,387)	(43,381)	(14,906)	(58,287)	(18,558)	(18,692)	(16,401)	(53,651)
Net interest expense	(16,115)	(15,241)	(16,250)	(47,606)	(24,603)	(72,209)	(21,480)	(19,266)	(17,186)	(57,932)

Earnings from continuing operations before provision for income taxes	122,632	155,353	165,761	443,746	159,705	603,451	188,200	225,093	206,299	619,592
Provision for income taxes	31,023	45,880	42,719	119,622	40,250	159,872	56,850	66,435	49,991	173,276

Earnings from continuing operations	91,609	109,473	123,042	324,124	119,455	443,579	131,350	158,658	156,308	446,316
Earnings (loss) from discontinued operations, net	6,525	63,728	(362)	69,891	(3,328)	66,563	72,476	(86,747)	11,217	(3,054)

Net earnings	$98,134	$173,201	$122,680	$394,015	$116,127	$510,142	$203,826	$71,911	$167,525	$443,262

SEGMENT OPERATING MARGIN
Diversified	11.0%	11.7%	12.5%	11.7%	11.4%	11.7%	11.3%	11.1%	11.7%	11.4%
Electronics	7.9%	10.1%	4.6%	7.6%	10.4%	8.6%	10.4%	13.4%	14.0%	12.7%
Industries	11.3%	11.6%	13.7%	12.2%	14.4%	12.7%	13.1%	14.0%	14.2%	13.8%
Resources	17.6%	17.4%	16.7%	17.2%	17.0%	17.2%	19.5%	18.6%	16.5%	18.1%
Systems	14.1%	15.1%	14.8%	14.7%	12.5%	14.2%	14.9%	16.4%	11.5%	14.3%
Technologies	8.0%	13.2%	16.2%	12.8%	13.7%	13.0%	16.2%	17.7%	15.8%	16.6%
QUARTERLY EPS
(unaudited) (in thousands)

	2005				2006
	1 Qtr.	2 Qtr.	3 Qtr.	4 Qtr.	1 Qtr.	2 Qtr.	3 Qtr.

Basic earnings (loss) per common share:
Continuing operations	$0.45	$0.54	$0.61	$0.59	$0.65	$0.78	$0.77
Discontinued operations	0.03	0.31	(0.00)	(0.02)	0.36	(0.43)	0.06
Net earnings	0.48	0.85	0.61	0.57	1.00	0.35	0.82

Diluted earnings (loss) per common share:
Continuing operations	$0.45	$0.54	$0.60	$0.59	$0.64	$0.77	$0.76
Discontinued operations	0.03	0.31	(0.00)	(0.02)	0.35	(0.42)	0.05
Net earnings	0.48	0.85	0.60	0.57	0.99	0.35	0.82

DOVER CORPORATION MARKET
SEGMENT INFORMATION
(continued)
(unaudited) (in thousands)

	2005						2006
				Q3		Q4				Q3
	Q1	Q2	Q3	YTD	Q4	YTD	Q1	Q2	Q3	YTD

BOOKINGS
Diversified	$231,308	$199,741	$184,191	$615,240	$194,965	$810,205	$214,317	$216,659	$203,986	$634,962
Electronics	122,960	117,234	118,484	358,678	213,304	571,982	223,559	219,784	231,527	674,870
Industries	196,455	209,887	214,973	621,315	224,942	846,257	219,423	232,185	251,017	702,625
Resources	387,122	375,164	394,567	1,156,853	393,148	1,550,001	454,669	441,761	471,625	1,368,055
Systems	156,181	221,709	201,360	579,250	176,185	755,435	231,036	229,633	210,132	670,801
Technologies	233,611	275,436	261,722	770,769	288,104	1,058,873	339,124	325,101	307,885	972,110

BOOK-TO-BILL
Diversified	1.25	1.01	1.00	1.08	1.07	1.08	1.07	1.04	1.04	1.05
Electronics	1.05	0.96	1.05	1.02	1.10	1.05	1.12	0.99	1.03	1.04
Industries	1.01	1.00	1.04	1.02	1.09	1.03	1.05	1.08	1.13	1.09
Resources	1.09	0.99	1.01	1.03	0.99	1.02	1.07	1.01	1.02	1.03
Systems	1.00	1.25	1.02	1.09	1.01	1.07	1.27	0.98	0.97	1.06
Technologies	1.07	1.09	0.95	1.03	1.00	1.02	1.15	0.95	0.93	1.00

BACKLOG
Diversified	$294,605	$296,607	$296,561	—	$308,587	—	$321,310	$327,943	$339,159	—
Electronics	83,269	78,197	93,459	—	141,102	—	165,253	163,182	169,151	—
Industries	197,043	196,445	205,286	—	222,793	—	234,174	251,301	282,234	—
Resources	167,810	165,087	169,580	—	167,561	—	196,379	203,757	249,040	—
Systems	125,037	170,238	172,806	—	174,402	—	223,843	218,360	211,939	—
Technologies	90,426	109,210	102,232	—	102,232	—	147,984	141,526	123,416	—